UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – July 31, 2017

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

475 Fentress Blvd., Unit L, Daytona Beach, Florida 32114
 (Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On July 31, 2017, Gilla Inc. (“Gilla” or the “Company”) acquired all of the issued and outstanding shares of Vape Brands International Inc. (“VBI”), a Canada-based E-liquid manufacturer and distributor, through its wholly owned subsidiary Gilla Enterprises Inc. (“Gilla Enterprises”) pursuant to the terms of a share purchase agreement (the “SPA”), dated July 31, 2017.

Pursuant to the SPA, the Company paid to the vendors of VBI the following consideration: (i) 2,500,000 common shares of the Company valued at $0.14 per share for a total value of $350,000; (ii) warrants for the purchase of 2,000,000 common shares of the Company exercisable over twenty-four (24) months at an exercise price of $0.20 per share from the closing date, such warrants vesting in five (5) equal tranches every four (4) months following the closing date; (iii) a total of $550,000 Canadian Dollars (“CAD”) in non-interest bearing, unsecured vendor-take-back loans due over twenty-four (24) months, with principal repayments beginning five (5) months from the closing date until maturity of up to CAD $25,000 per month; and (iv) an earn-out capped at (a) the total cumulative amount of CAD $2,000,000; or (b) five (5) years from the closing date (the “Earn-Out”). The Earn-Out shall be calculated as: (x) 15% of the gross profit generated in Canada by VBI’s co-pack and distribution business;(y) 10% of the revenue generated in Canada by Gilla’s existing E-liquid brands; and (z) 15% of the revenue generated globally on VBI’s existing E-liquid brands. Furthermore, the Earn-Out shall be calculated and paid to the vendors of VBI quarterly in arrears and only as 50% of the aforementioned amounts on incremental revenue between CAD $300,000 and CAD $600,000 per quarter and 100% of the aforementioned amounts on incremental revenue above CAD $600,000 per quarter with the Earn-Out payable to the vendors in the fifth year repeated and paid to the vendors in four (4) quarterly payments after the end of the Earn-Out period, subject to the cumulative limit of the Earn-Out. No Earn-Out shall be payable to the vendors of VBI if total revenue for the Earn-Out calculation period is less than $300,000 per quarter. On the closing date, Gilla Enterprises also entered into an employment agreement with one of the vendors at a base salary of CAD $155,000 per annum for a minimum term of one (1) year from the closing date and up to twelve (12) months’ severance in the event of involuntary termination as a result of a change of control.

Item 8.01    Other Events.

On August 3, 2017, the Company issued a press release announcing that Gilla Enterprises had closed the acquisition of VBI pursuant to the SPA, dated July 31, 2017.

A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquired business described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)    ProForma Financial Information

The pro forma financial information required by this Item, with respect to the acquired business described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated August 3, 2017 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: August 4, 2017	By:	/s/ Graham Simmonds
Name: Graham Simmonds
Title: Chief Executive Officer

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